HealthEquity Reports Third Quarter Ended October 31, 2018 Financial Results
Highlights of the third quarter include:

•	Revenue of $70.5 million, an increase of 24% compared to Q3 FY18.

•	Net income of $15.7 million, an increase of 50% compared to Q3 FY18.

•	Net income per diluted share of $0.25 compared to $0.17 in Q3 FY18.

•	Non-GAAP net income per diluted share of $0.28 compared to $0.17 in Q3 FY18.

•	Adjusted EBITDA of $29.7 million, an increase of 40% compared to Q3 FY18.

•	HSA Members of 3.7 million, an increase of 22% compared to Q3 FY18.

•	Total Custodial Assets of $7.1 billion, an increase of 27% compared to Q3 FY18.
Draper, Utah – December 4, 2018 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") non-bank custodian, today announced financial results for its third quarter ended October 31, 2018.
“HealthEquity delivered robust third quarter results, strengthening our momentum going into the important fourth quarter and year end,” said Jon Kessler, President and CEO of HealthEquity. “By adding more than $1.5 billion in additional custodial assets since the end of our third quarter last year, our growth continues well ahead of the market, allowing us to raise guidance for fiscal year 2019. Importantly, with custodial investment assets growing by 53% over the third quarter end last year, we are delivering on our promise to help our HSA members connect health and wealth and put them on the fast track to retirement readiness.”
Third quarter financial results
For the third quarter ended October 31, 2018, HealthEquity reported revenue of $70.5 million, an increase of 24% compared to $56.8 million for the third quarter ended October 31, 2017. Revenue consisted of:

•	Service revenue of $25.0 million, an increase of 9% compared to Q3 FY18.

•	Custodial revenue of $31.6 million, an increase of 43% compared to Q3 FY18.

•	Interchange revenue of $13.9 million, an increase of 18% compared to Q3 FY18.
Net income was $15.7 million for the third quarter ended October 31, 2018, compared to $10.5 million for the third quarter ended October 31, 2017.
Net income per diluted share was $0.25 for the third quarter ended October 31, 2018, compared to $0.17 for the third quarter ended October 31, 2017.
Non-GAAP net income per diluted share was $0.28 for the third quarter ended October 31, 2018, compared to $0.17 for the third quarter ended October 31, 2017.
Non-GAAP Adjusted EBITDA was $29.7 million for the third quarter ended October 31, 2018, an increase of 40% compared to $21.2 million for the third quarter ended October 31, 2017. Adjusted EBITDA was 42% of revenue for the third quarter ended October 31, 2018, compared to 37% for the third quarter ended October 31, 2017.
As of October 31, 2018, we had $330.3 million of cash, cash equivalents and marketable securities and no outstanding debt. This compares to $240.3 million in cash, cash equivalents and marketable securities and no outstanding debt as of January 31, 2018.
HSA Member and Custodial Asset metrics
The total number of HSAs for which we serve as a non-bank custodian ("HSA Members") as of October 31, 2018 was 3.7 million, an increase of 22% from 3.0 million as of October 31, 2017. Total Active HSA Members as of October 31, 2018 was 3.0 million, an increase of 17% from 2.5 million as of October 31, 2017. An Active HSA Member is an HSA Member that (i) is associated with a Health Plan and Administrator Partner or an Employer Partner, in each case as of the end of the applicable period; or (ii) has held a custodial balance at any point during the previous twelve month period.
Total Custodial Assets as of October 31, 2018 was $7.1 billion, an increase of 27% year over year, consisting of:

•	Custodial Cash Assets of $5.6 billion, an increase of 22% compared to October 31, 2017; and

•	Custodial Investment Assets of $1.5 billion, an increase of 53% compared to October 31, 2017.

Business outlook
We have increased our outlook for the year ending January 31, 2019. We expect our revenue to be between $281 million and $285 million. Our outlook for net income is a range of $66 million to $70 million, resulting in a net income per diluted share range of $1.03 to $1.09. Our Adjusted EBITDA outlook is a range of $110 million to $114 million. We also expect our non-GAAP net income to be in a range between $68 million and $72 million. Our non-GAAP net income is calculated by adding back to net income all non-cash stock-based compensation expense, net of an estimated statutory tax rate of 24%, and the impact of excess tax benefits due to the adoption of Accounting Standards Update ("ASU") 2016-09. Our non-GAAP net income outlook results in a non-GAAP net income per diluted share range between $1.06 to $1.13 (based on an estimated 64 million weighted-average shares outstanding).
A reconciliation of the non-GAAP financial measures used in this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Executive appointment
HealthEquity also announced the appointment of Larry Trittschuh as Executive Vice President and Chief Security Officer (CSO).
“As CSO, Larry will have oversight of information security, privacy, fraud prevention, incident response and physical security,” said Mr. Kessler. “He will implement our vision of HealthEquity as a leader in data protection and privacy and will be a catalyst for progress in these areas throughout our client and partner ecosystems and the broader industry.”
Mr. Trittschuh will join HealthEquity from his current position as CSO for Barclays Americas. Mr. Trittschuh was Senior Vice President, Information Security for Synchrony Financial prior to joining Barclays, and was Executive Director, Threat Management / Deputy Chief Information Security Officer (CISO) for General Electric prior to that. Mr. Trittschuh has more than 25 years of experience including service in the USAF. Mr. Trittschuh holds a Bachelor of Science from the USAF Academy.
Conference call
HealthEquity management will host a conference call at 5:00 pm (Eastern Time) on Tuesday, December 4, 2018 to discuss the fiscal third quarter 2019 financial results. The conference call will be accessible by dialing 844-791-6252, or 661-378-9636 for international callers, and referencing conference ID 6682979. A live audio webcast of the call will also be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial Information
To supplement our financial information presented on a GAAP basis, we disclose Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA as adjusted earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and other certain non-operating items. Non-GAAP net income is calculated by adding back to net income all non-cash stock-based compensation expense, net of an estimated statutory tax rate, and the impact of excess tax benefits due to the adoption of ASU 2016-09. Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity

HealthEquity connects health and wealth, delivering health savings account (HSA), 401(k) and other consumer driven health and retirement solutions in partnership with over 40,000 employers and 124 health plans and administrators nationwide. HealthEquity members have access to its end-to-end platform and remarkable “purple” service to become consumers of healthcare while building health and retirement savings for tomorrow. HealthEquity is the custodian of $7.1 billion in assets for 3.7 million HSA members nationwide. For more information, visit www.healthequity.com.

Forward-looking statements
This press release contains “forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:

•	our ability to compete effectively in a rapidly evolving healthcare industry;

•	our dependence on the continued availability and benefits of tax-advantaged health savings accounts;

•	the significant competition we face and may face in the future, including from those with greater resources than us;

•	recent and potential future cybersecurity breaches of our platform and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;

•	the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;

•	our ability to comply with current and future privacy, healthcare, tax, investment advisor and other laws applicable to our business;

•	our reliance on partners and third party vendors for distribution and important services;

•	our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;

•	our ability to develop and implement updated features for our platform and successfully manage our growth;

•	our ability to protect our brand and other intellectual property rights; and

•	our reliance on our management team and key team members.

For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact
Richard Putnam
801-727-1209
rputnam@healthequity.com

HealthEquity, Inc. and its subsidiaries
Condensed consolidated balance sheets (unaudited)

(in thousands, except par value)	October 31, 2018	January 31, 2018
Assets
Current assets
Cash and cash equivalents	$289,007	$199,472
Marketable securities, at fair value	41,250	40,797
Total cash, cash equivalents and marketable securities	330,257	240,269
Accounts receivable, net of allowance for doubtful accounts as of October 31, 2018 and January 31, 2018 of $153 and $208, respectively	24,465	21,602
Inventories	164	215
Other current assets	8,953	3,310
Total current assets	363,839	265,396
Property and equipment, net	8,743	7,836
Intangible assets, net	80,730	83,635
Goodwill	4,651	4,651
Deferred tax asset	1,435	5,461
Other assets	18,300	2,180
Total assets	$477,698	$369,159
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,495	$2,420
Accrued compensation	9,933	12,549
Accrued liabilities	5,972	5,521
Total current liabilities	17,400	20,490
Long-term liabilities
Other long-term liabilities	2,836	2,395
Deferred tax liability	661	—
Total long-term liabilities	3,497	2,395
Total liabilities	20,897	22,885
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of October 31, 2018 and January 31, 2018, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 62,380 and 60,825 shares issued and outstanding as of October 31, 2018 and January 31, 2018, respectively	6	6
Additional paid-in capital	298,064	261,237
Accumulated other comprehensive loss	—	(269)
Accumulated earnings	158,731	85,300
Total stockholders’ equity	456,801	346,274
Total liabilities and stockholders’ equity	$477,698	$369,159

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of operations and comprehensive income (unaudited)

(in thousands, except per share data)	Three months ended October 31,		Nine months ended October 31,
	2018	2017	2018	2017
Revenue:
Service revenue	$25,041	$22,962	$74,797	$68,258
Custodial revenue	31,564	22,105	90,713	62,709
Interchange revenue	13,890	11,722	45,956	38,122
Total revenue	70,495	56,789	211,466	169,089
Cost of revenue:
Service costs	17,562	17,251	52,808	47,824
Custodial costs	3,551	2,784	10,492	8,370
Interchange costs	3,565	3,027	11,418	9,625
Total cost of revenue	24,678	23,062	74,718	65,819
Gross profit	45,817	33,727	136,748	103,270
Operating expenses:
Sales and marketing	7,502	5,892	21,605	15,707
Technology and development	8,678	6,866	25,055	19,905
General and administrative	9,161	6,252	24,561	18,354
Amortization of acquired intangible assets	1,490	1,155	4,438	3,320
Total operating expenses	26,831	20,165	75,659	57,286
Income from operations	18,986	13,562	61,089	45,984
Other expense:
Other expense, net	(1,555)	(395)	(1,631)	(523)
Total other expense	(1,555)	(395)	(1,631)	(523)
Income before income taxes	17,431	13,167	59,458	45,461
Income tax provision (benefit)	1,745	2,685	(1,322)	4,004
Net income	$15,686	$10,482	$60,780	$41,457
Net income per share:
Basic	$0.25	$0.17	$0.98	$0.69
Diluted	$0.25	$0.17	$0.96	$0.67
Weighted-average number of shares used in computing net income per share:
Basic	62,088	60,562	61,718	60,160
Diluted	63,923	61,868	63,628	61,703
Comprehensive income:
Net income	$15,686	$10,482	$60,780	$41,457
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale marketable securities, net of tax	—	7	—	(23)
Comprehensive income	$15,686	$10,489	$60,780	$41,434

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Nine months ended October 31,
(in thousands)	2018	2017
Cash flows from operating activities:
Net income	$60,780	$41,457
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,498	11,142
Loss on disposal of software development costs and other	844	97
Deferred taxes	394	5,093
Stock-based compensation	15,461	10,468
Changes in operating assets and liabilities:
Accounts receivable	(2,863)	(4,482)
Inventories	51	423
Other assets	(4,568)	(3,027)
Accounts payable	(1,087)	(425)
Accrued compensation	(2,617)	(2,219)
Accrued liabilities	451	2,586
Other long-term liabilities	441	770
Net cash provided by operating activities	80,785	61,883
Cash flows from investing activities:
Purchases of intangible member assets	(1,195)	(15,529)
Acquisition of a business	—	(2,882)
Purchases of marketable securities	(574)	(343)
Purchases of property and equipment	(3,467)	(3,382)
Purchases of software and capitalized software development costs	(7,352)	(7,654)
Net cash used in investing activities	(12,588)	(29,790)
Cash flows from financing activities:
Proceeds from exercise of common stock options	21,338	12,320
Net cash provided by financing activities	21,338	12,320
Increase in cash and cash equivalents	89,535	44,413
Beginning cash and cash equivalents	199,472	139,954
Ending cash and cash equivalents	$289,007	$184,367
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable or accrued liabilities at period end	$6	$238
Purchases of software and capitalized software development costs included in accounts payable or accrued liabilities at period end	156	501
Purchases of intangible member assets accrued during the period	—	3,429
Exercise of common stock options receivable	28	—

Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the consolidated statements of operations and comprehensive income is as follows:

	Three months ended October 31,		Nine months ended October 31,
(in thousands)	2018	2017	2018	2017
Cost of revenue	$788	$720	$2,008	$1,903
Sales and marketing	990	561	2,586	1,403
Technology and development	1,386	831	3,677	2,365
General and administrative	2,570	1,553	7,190	4,797
Total stock-based compensation expense	$5,734	$3,665	$15,461	$10,468
HSA Members (unaudited)

(in thousands, except percentages)	October 31, 2018	October 31, 2017	% Change	January 31, 2018
HSA Members	3,677	3,013	22%	3,403
Average HSA Members - Year-to-date	3,540	2,873	23%	2,952
Average HSA Members - Quarter-to-date	3,642	2,977	22%	3,189
New HSA Members - Year-to-date	338	339	—%	723
New HSA Members - Quarter-to-date	119	123	(3)%	404
Active HSA Members	2,972	2,536	17%	2,863
HSA Members with investments	153	98	56%	122
Custodial assets (unaudited)

(in millions, except percentages)	October 31, 2018	October 31, 2017	% Change	January 31, 2018
Custodial cash	$5,583	$4,593	22%	$5,490
Custodial investments	1,507	987	53%	1,289
Total custodial assets	$7,090	$5,580	27%	$6,779
Average daily custodial cash - Year-to-date	$5,503	$4,470	23%	$4,571
Average daily custodial cash - Quarter-to-date	$5,551	$4,550	22%	$4,876
Net income reconciliation to Adjusted EBITDA (unaudited)

	Three months ended October 31,		Nine months ended October 31,
(in thousands)	2018	2017	2018	2017
Net income	$15,686	$10,482	$60,780	$41,457
Interest income	(358)	(185)	(919)	(521)
Interest expense	68	69	204	205
Income tax provision (benefit)	1,745	2,685	(1,322)	4,004
Depreciation and amortization	3,092	2,851	9,060	7,822
Amortization of acquired intangible assets	1,490	1,155	4,438	3,320
Stock-based compensation expense	5,734	3,665	15,461	10,468
Other (1)	2,209	511	3,392	839
Adjusted EBITDA	$29,666	$21,233	$91,094	$67,594

(1)
For the three months ended October 31, 2018 and 2017, Other consisted of non-income-based taxes of $114 and $113, other costs of $207 and $0, acquisition-related costs of $849 and $398, amortization of incremental costs to obtain a contract of $363 and $0, and loss on disposal of previously capitalized software development of $676 and $0, respectively. For the nine months ended October 31, 2018 and 2017, Other consisted of non-income-based taxes of $334 and $303, other costs of $263 and $54, acquisition-related costs of $1,074 and $482, amortization of incremental costs to obtain a contract of $1,045 and $0, and loss on disposal of previously capitalized software development of $676 and $0, respectively.

Reconciliation of net income outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2019
Net income	$66 - $70
Income tax provision	~ 1
Depreciation and amortization	~ 13
Amortization of acquired intangible assets	~ 6
Stock-based compensation expense	~ 21
Other	~ 3
Adjusted EBITDA	$110 - $114

Reconciliation of non-GAAP net income per diluted share (unaudited)

	Three months ended		Nine months ended		Outlook for the year ending
(in millions, except per share data)	October 31, 2018	October 31, 2017	October 31, 2018	October 31, 2017	January 31, 2019
Net income	$16	$10	$61	$41	$66 - $70
Stock compensation, net of tax (1)	4	2	12	6	~ 16
Excess tax benefit due to adoption of ASU 2016-09	(2)	(2)	(14)	(12)	~ (14)
Non-GAAP net income	$18	$10	$59	$35	$68 - $72

Diluted weighted-average shares used in computing GAAP and Non-GAAP per share amounts	64	62	64	62	64
Non-GAAP net income per diluted share (2)	$0.28	$0.17	$0.92	$0.57	$1.06 - $1.13
(1) For the three and nine months ended October 31, 2018, the Company used an estimated statutory tax rate of 24%, to calculate the net impact of stock-based compensation expense and 38% for the three and nine months ended October 31, 2017.
(2) Non-GAAP net income per diluted share does not calculate due to rounding.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
HSA Member	An HSA for which we serve as custodian.
Active HSA Member
An HSA Member that (i) is associated with a Health Plan and Administrator Partner or an Employer Partner, in each case as of the end of the applicable period; or (ii) has held a custodial balance at any point during the previous twelve month period.

Custodial cash assets	Deposits with our federally-insured custodial depository partners and custodial cash deposits invested in an annuity contract with our insurance company partner.
Custodial investments	HSA Members' investments in mutual funds through our custodial investment fund partner.
Employer Partner	Our employer clients.
Health Plan and Administrator Partner	Our Health Plan and Administrator clients.
Adjusted EBITDA	Adjusted earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and other certain non-operating items.
Non-GAAP net income	Calculated by adding back to net income all non-cash stock-based compensation expense, net of an estimated statutory tax rate, and the impact of excess tax benefits due to the adoption of ASU 2016-09.
Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.